EXHIBIT 24

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 1999, included in this Form 10-K for the year ended January 2, 1999, into TJ International, Inc.'s previously filed Form S-8 registration statement (File No. 2-96065); the registration statement on Form S-8 (File No. 2-96821); the registration statement on Form S-8 (File No. 2-96964); the registration statement on Form S-8 (File No. 33-4704); the registration statement on Form S-8 (File No. 33-21870); the registration statement on Form S-8 (File No. 33-22186); the registration statement on Form S-8 (File No. 33-54582); the registration statement on Form S-8 (File No. 333-04713); the registration statement on Form S-8 (File No. 333-18425); the registration statement on Form S-8 (File No. 333-18427); the registration statement on Form S-8 (File No. 333-32659); and the registration statement on Form S-8 (File No. 333-32665).


                                    /s/ Arthur Andersen LLP
                                    ---------------------------------

Boise, Idaho
  April 2, 1999